Exhibit 10.7

CO-INVESTMENT UNIT

SUBSCRIPTION AGREEMENT

by and between

MAFS ACQUISITION CORP.

and

MACANDREWS & FORBES HOLDINGS INC.

Dated as of [ ], 2008

CO-INVESTMENT UNIT SUBSCRIPTION AGREEMENT

This CO-INVESTMENT UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of [          ], 2008, by and between MAFS Acquisition Corp., a Delaware corporation (the “Company”), and MacAndrews & Forbes Holdings Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, the Company has filed a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “Initial Public Offering”) of 50,000,000 units (“Units”), each consisting of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant (a “Warrant”) to purchase one additional share of Common Stock for $7.50;

WHEREAS, in connection with the Initial Public Offering, the Purchaser has entered into a letter agreement dated as of the date hereof with Citigroup Global Markets Inc., (the “Underwriter”), pursuant to which the Purchaser has agreed to place limit orders (or to cause one or more of its Affiliates to place limit orders) for up to $40,000,000 of shares of Common Stock (the “Aftermarket Shares”) for a period commencing two business days after the Company files a preliminary proxy statement relating to its Business Combination (as defined in the Company’s Amended and Restated Certificate of Incorporation) and ending on the business day immediately preceding the record date for the meeting of stockholders at which the Business Combination is to be approved (for purposes of this Agreement, “Affiliate” has the meaning set forth in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), as in effect at the date hereof); and

WHEREAS, the Company desires to commit to issue and sell, and the Purchaser desires to purchase and acquire (or to cause one or more of its Affiliates to purchase and acquire), Co-Investment Units (as defined herein), to the extent that the Purchaser and its Affiliates do not purchase in full $40,000,000 of the Aftermarket Shares, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, for and in consideration of the promises and mutual covenants set forth herein, the parties hereto agree as follows:

ARTICLE I

COMMITMENT TO PURCHASE CO-INVESTMENT UNITS

1.1 Subject to and immediately prior to the consummation of a Business Combination, the Purchaser hereby agrees to purchase, or to cause one or more of its Affiliates to purchase, from the Company, and the Company hereby agrees to issue and sell to the Purchaser and/or such Affiliates of the Purchaser, the Applicable Number of units in the form attached hereto as Exhibit A (each a “Co-Investment Unit”) at a cash purchase price of $10.00 per Co-Investment Unit. The “Applicable Number” means a number (rounded up to the nearest whole number) equal to (x) the difference between $40,000,000 and the aggregate purchase price paid by the Purchaser and its Affiliates for the Aftermarket Shares divided by (y) 10. Each Co-Investment Unit shall consist of one share of Common Stock and one Warrant. The terms of the Warrants are set forth in the Warrant Agreement dated as of [          ], 2008 (the “Warrant Agreement”), between the Company and American Stock Transfer and Trust Company, as warrant agent. With the exception of the transfer restrictions set forth in Article III hereof and in the Warrant Agreement, the Co-Investment Units shall be identical to the Units sold in the Initial Public Offering. The closing of the purchase and sale of the Co-Investment Units hereunder, including payment for and delivery of the Co-Investment Units, shall occur at the offices of the Company immediately prior to, and subject to consummation of, the Business Combination.

1.2 The Purchaser hereby agrees to cause any Affiliate of the Purchaser that purchases Co-Investment Units from the Company hereunder to become a party to this Agreement and to be bound by its terms and conditions, including the transfer restrictions set forth in Article III and the investment representations set forth in Article V.

ARTICLE II

PAYMENT OF PURCHASE PRICE

The purchase price for the Co-Investment Units shall be tendered in full at the closing by one or a combination of the following means: (a) wiring of immediately available United States funds to an account for the benefit of the Company, pursuant to wire instructions provided by the Company in advance of the closing; or (b) by delivery of a cashiers check to the Company of immediately available United States funds.

ARTICLE III

LIMITATIONS ON TRANSFER

The Purchaser hereby agrees (and agrees to cause any Affiliate purchasing Co-Investment Units hereunder) not to assign, alienate, pledge, attach, sell or otherwise transfer or encumber (each, a “transfer”), directly or indirectly, any Co-Investment Units or any shares of Common Stock or Warrants included in (or that were previously part of) the Co-Investment Units (including the Common Stock issuable upon exercise of the Warrants) until 180 days following the date of the consummation of a Business Combination, except to a Permitted Transferee. Any transfers of such securities to a Permitted Transferee shall be made in accordance with applicable securities laws. Any transfer of securities pursuant to this Article III shall be subject to the condition that the Permitted Transferee has agreed in writing to be bound by the terms of this Article III. The Purchaser further acknowledges that the Warrants included in the Co-Investment Units shall be subject to the transfer restrictions set forth in the Warrant Agreement.

“Permitted Transferee” means (i) any of the Company’s officers, directors and employees, any Affiliates or Family Members of such individuals, MAFS Acquisition LLC (the “Sponsor”), the Purchaser, any Affiliates of the Sponsor, the Company or the Purchaser and any officers, directors, members and employees of the

Sponsor, the Purchaser or such Affiliates, (ii) any charitable organization, (iii) any individual pursuant to a qualified domestic relations order, (iv) if the transferor is a corporation, partnership or limited liability company, any stockholder, partner or member of the transferor and (v) any individual or entity by virtue of laws or agreements governing descent or distribution upon the death or dissolution of the transferor. “Family Member” of a person means such person’s present spouse and/or domestic partner, parents, lineal ascendants or descendants or any siblings of any of the foregoing, any descendants of any sibling of such person, or any estate planning vehicle formed primarily for the benefit of such person or any of the foregoing persons.

ARTICLE IV

RESTRICTIVE LEGENDS

All certificates representing the Co-Investment Units (and any underlying securities thereof) shall have endorsed thereon legends in substantially the following forms (in addition to any other legend which may be required by other agreements between the parties hereto):

(a) “The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the Securities under said act or an opinion of counsel satisfactory to the Company that such registration is not required.”

(b) “The Securities represented by this certificate may not be not be sold, offered for sale, pledged or hypothecated, transferred or otherwise disposed of except in accordance with that certain Co-Investment Unit Subscription Agreement dated as of [  ], 2008, copies of which are available for inspection at the offices of the Company.”

(c) Any legend required pursuant to the terms of the Warrant Agreement.

(d) Any legend required by state securities or blue sky laws or regulations.

ARTICLE V

INVESTMENT REPRESENTATIONS

In connection with the purchase of the Co-Investment Units, the Purchaser represents to the Company the following:

(a) The Purchaser is familiar with the Company’s business plans and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Co-Investment Units (and the securities underlying the Co-Investment Units). The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the

Company. The Purchaser understands that its investment in the Co-Investment Units involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Co-Investment Units (and the securities underlying the Co-Investment Units). The Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Co-Investment Units, and is able to bear the economic risk of an investment in the Co-Investment Units in the amount contemplated hereunder. The Purchaser understands that there presently is no public market for the Co-Investment Units (and the securities underlying the Co-Investment Units) and none is anticipated to develop in the foreseeable future. The Purchaser can afford a complete loss of its investment in the Co-Investment Units. The Purchaser is purchasing the Co-Investment Units for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b) The Purchaser understands that the Co-Investment Units (and the securities underlying the Co-Investment Units) have not been registered under the Securities Act or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties and agreements of the Purchaser set forth herein to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Co-Investment Units, including, but not limited to, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(c) The Purchaser understands that the Co-Investment Units (and the securities underlying the Co-Investment Units) must be held indefinitely unless the Co-Investment Units (and the securities underlying the Co-Investment Units) are subsequently registered under the Securities Act or an exemption from such registration is available. The Purchaser understands that the certificates evidencing the Co-Investment Units (and the securities underlying the Co-Investment Units) will be imprinted with a legend that prohibits the transfer of the Co-Investment Units (and the securities underlying the Co-Investment Units) unless the Co-Investment Units (and the securities underlying the Co-Investment Units) are registered or such registration is not required in the opinion of counsel for the Company.

(d) The Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

(e) The Purchaser has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Purchaser in connection with the transactions contemplated hereby has been duly and validly taken, and this Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The Purchaser’s obligations hereunder do not conflict with the organizational documents of the Purchaser or with any material contract by which the Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to the Purchaser or its property.

(f) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of the Securities Act.

(g) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Co-Investment Units or the fairness or suitability of the investment in the Co-Investment Units, nor have such authorities passed upon or endorsed the merits of the offering of the Co-Investment Units.

ARTICLE VI

COMPANY REPRESENTATIONS AND WARRANTIES

In connection with the issuance and sale of the Co-Investment Units, the Company represents to the Purchaser the following:

The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company has all necessary corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar laws of general application now or hereafter in effect affecting the rights and remedies of creditors and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). The sale by the Company of the Co-Investment Units does not conflict with the certificate of incorporation or by-laws of the Company or any material contract by which the Company or its property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property.

The Co-Investment Units and the Common Stock and Warrants underlying the Co-Investment Units have been duly authorized and, when issued, delivered and paid for in accordance with this Agreement, the Common Stock underlying such Co-Investment Units will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims. The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Warrant Agreement, will be validly issued, fully paid and non-assessable and will be free and clear of all liens and claims.

ARTICLE VII

MISCELLANEOUS

7.1 Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, shall be binding upon Purchaser and Purchaser’s successors and assigns. The Purchaser shall be permitted to assign its obligation to purchase Co-Investment Units under Article I, in whole or in part, to any Affiliate of the Purchaser; provided that such Affiliate agrees in writing to become a party to this Agreement and to be bound by its terms and conditions; and provided further that the Purchaser shall unconditionally guarantee the obligations hereunder of any Affiliate that becomes a party to this Agreement.

7.2 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof. The parties agree that any action brought by either party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business.

7.3 Further Execution. The parties agree to take all such further actions as may reasonably be necessary to carry out and consummate this Agreement as soon as practicable, and to take whatever steps may be necessary to obtain any governmental approval in connection with or otherwise qualify the issuance of the securities that are the subject of this Agreement.

7.4 Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

7.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement or any counterpart may be executed via facsimile or electronic mail transmission, and any such executed facsimile or electronic mail copy shall be treated as an original.

7.7 Survival. The representations and warranties contained herein shall survive the delivery of, and the payment for, the Co-Investment Units.

7.8 Waiver of Jury Trial. Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of Purchaser in the negotiation, administration, performance or enforcement hereof.

7.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given upon receipt.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MAFS ACQUISITION CORP.
By:
	Name:	Barry F. Schwartz
	Title:	Chief Executive Officer and President

MACANDREWS & FORBES HOLDINGS INC.
By:
Name:
Title:

Exhibit A

Form of Co-Investment Unit

MAFS ACQUISITION CORP.

UNIT CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT

TO PURCHASE ONE SHARE OF COMMON STOCK

This Certifies that ____________________ is the owner of [______] Units.

Each Unit (“Unit”) consists of one share of common stock, par value $0.0001 (“Common Stock”), of MAFS Acquisition Corp., a Delaware corporation (the “Company”), and one warrant (a “Warrant”) entitling the holder to purchase one share of Common Stock for $7.50 per share (subject to adjustment). The terms of the Warrants are set forth in the Warrant Agreement, dated as of [  ], 2008, by and between the Company and American Stock Transfer & Trust Company, as Warrant Agent. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost. This Unit Certificate may be exchanged for certificates evidencing the shares of Common Stock and Warrants, respectively, included in the Units upon written request to the Company and without cost.

Witness the signatures of the Company’s duly authorized officers.

The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Securities may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the Securities under said act or an opinion of counsel satisfactory to the Company that such registration is not required.

The Securities represented by this certificate may not be not be sold, offered for sale, pledged or hypothecated, transferred or otherwise disposed of except in accordance with that certain Co-Investment Unit Subscription Agreement dated as of [          ], 2008, copies of which are available for inspection at the offices of the Company.